UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 9, 2009
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas (Address of principal executive offices)	77002 (ZipCode)
Registrant’s telephone number, including area code: (713) 646-4100
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
     On September 9, 2009, Plains All American Pipeline, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, by and between the Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives (“Representatives”) of the several underwriters named therein (the “Underwriters”), that provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 4,600,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted an over allotment option for a period of 30 days to purchase up to an additional 690,000 common units, which over allotment option was exercised on September 10, 2009. The material terms of the offering of the Common Units are described in the prospectus supplement, dated September 9, 2009, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 filed by the Partnership on November 25, 2008, and the closing with respect to 5,290,000 common units is expected to occur on September 14, 2009.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.
     Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC are lenders under the Partnership’s credit facilities and accordingly will receive a substantial portion of the proceeds from the offering pursuant to the repayment of borrowings under such facilities. Affiliates of Wells Fargo Securities, LLC beneficially own a 3.7% interest in the Partnership’s general partner as of September 4, 2009.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
     On September 9, 2009, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated September 9, 2009, by and between Plains All American Pipeline, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
99.1	Press Release dated September 9, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its general partner

By:	PLAINS AAP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC, its general partner

By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

Date: September 10, 2009

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated September 9, 2009, by and between Plains All American Pipeline, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
99.1	Press Release dated March September 9, 2009.